UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 2, 2020 (October 29, 2020)

Date of Report (Date of earliest event reported)

Commission File Number

Exact name of registrant as specified in its charter State or other jurisdiction of incorporation or organization

Address of principal executive offices

Registrant’s telephone number, including area code

IRS Employer Identification No.
001-14881	BERKSHIRE HATHAWAY ENERGY COMPANY	94-2213782

(An Iowa Corporation)

666 Grand Avenue, Suite 500

Des Moines, Iowa 50309-2580

515-242-4300

N/A

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Registrant	Securities registered pursuant to Section 12(b) of the Act:
BERKSHIRE HATHAWAY ENERGY COMPANY	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Berkshire Hathaway Energy Company (the “Company”) completed the sale of $500 million in aggregate principal amount of its 1.650% Senior Notes due 2031 (the “2031 Notes”) and $1.5 billion in aggregate principal amount of its 2.850% Senior Notes due 2051 (the “2051 Notes” and, together with the 2031 Notes, the “Notes”) on October 29, 2020. The sale was exempt from the registration requirements under the Securities Act of 1933, as amended. The net proceeds will be used (i) to repay approximately $1.2 billion of debt at Dominion Energy Gas Holdings, LLC as it matures over the months following the closing of the Transaction (as defined in Item 8.01 below) and (ii) to fund the Company’s commitments under certain tax equity investments in third party sponsored renewable energy projects and for general corporate purposes.

Each series of the Notes will be redeemable prior to maturity, in whole or in part, at the Company’s option, at any time or from time to time prior to February 15, 2031 (in the case of the 2031 Notes) or November 15, 2050 (in the case of the 2051 Notes) (each, a “Par Call Date”) at a redemption price equal to the sum of (a) the greater of (i) 100% of the aggregate principal amount of the Notes of such series to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon that would be due if such Notes matured on the applicable Par Call Date (not including any portion of such payments of interest accrued to the redemption date), computed by discounting such payments, in each case to, but not including, the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 15 basis points (in the case of the 2031 Notes) or 25 basis points (in the case of the 2051 Notes), and (b) accrued interest on the principal amount thereof to, but not including, the redemption date.

On or after the applicable Par Call Date, the Company may redeem all or any part of a series of Notes, at the Company’s option, at any time or from time to time, at a redemption price equal to 100% of the principal amount of the Notes of such series to be redeemed, plus any accrued and unpaid interest thereon to, but not including, the redemption date.

The Notes were issued pursuant to a Sixteenth Supplemental Indenture, by and between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), dated as of October 29, 2020 (the “Sixteenth Supplemental Indenture”). The Sixteenth Supplemental Indenture further amends and supplements that certain Indenture (the “Initial Indenture”), dated as of October 4, 2002, as amended by the Second Supplemental Indenture, dated as of May 16, 2003, the Fourth Supplemental Indenture, dated as of March 24, 2006, and the Fifth Supplemental Indenture, dated as of May 11, 2007 (as so amended and supplemented, the “Base Indenture”), between the Company and the Trustee. The Notes are subject to the terms of the Base Indenture as amended and supplemented by the Sixteenth Supplemental Indenture, including, without limitation, the provisions relating to “Events of Default” and the acceleration of the Notes upon the occurrence of an Event of Default.

In general, an Event of Default includes any of the following events: (i) a default by the Company as to the payment of any amounts (i.e., any principal, interest or premium) payable under the Notes when due; (ii) any default in the performance, or breach, of any covenant, agreement or warranty of the Company contained in the Base Indenture which continues for 30 days after written notice thereof is given to the Company by the Trustee or to the Company and the Trustee by the holders of a majority of the aggregate principal amount of all series of senior debt securities (including the Notes) outstanding under the Base Indenture, as amended, modified and supplemented from time to time; and (iii) the bankruptcy or insolvency of the Company or any of certain of its subsidiaries.

The foregoing discussion of the Notes, the Base Indenture and the Sixteenth Supplemental Indenture is qualified in its entirety by reference to: (i) the Initial Indenture and any supplemental indentures previously filed with the United States Securities and Exchange Commission and (ii) the Sixteenth Supplemental Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.02. Unregistered Sale of Equity Securities

On October 29, 2020, BHE issued 3,750,000 shares of its 4% Perpetual Preferred Stock (the “Perpetual Preferred”) to certain subsidiaries of its parent, Berkshire Hathaway Inc., for an aggregate purchase price of $3.75 billion (the “New Preferred Investment”), in order to provide funding for (i) the Transaction (as defined in Item 8.01 below) and (ii) the Q-Pipe Cash Consideration (as defined in Item 8.01 below). The New Preferred Investment was effected pursuant to a private placement and was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereunder.

BHE filed its Third Amended and Restated Articles of Incorporation (the “Third A&R Articles”) with the Secretary of State of the State of Iowa, establishing the voting rights, powers, preferences and privileges of the Perpetual Preferred, and the relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, on October 27, 2020.

The description of the terms of the Perpetual Preferred is qualified in its entirety by reference to the Third A&R Articles, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01. Other Events

On November 1, 2020, BHE completed its previously announced purchase of the natural gas transmission and storage business of Dominion Energy, Inc. (“DEI”) and Dominion Energy Questar Corporation (“Dominion Questar”), exclusive of Dominion Energy Questar Pipeline, LLC and related entities (the “Questar Pipeline Group”), pursuant to the terms of the Purchase and Sale Agreement (the “Purchase Agreement”), dated as of July 3, 2020, among BHE, DEI and Dominion Questar (the “Transaction”).

Under the terms of the Purchase Agreement, BHE paid approximately $2.7 billion in cash (subject to certain post-closing adjustments) and assumed $5.3 billion in debt.

On November 2, 2020, BHE issued a press release announcing the closing of the Transaction, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

As previously announced, on October 5, 2020, BHE entered into a second Purchase and Sale Agreement (the “Q-Pipe Purchase Agreement”) with Dominion Questar providing for BHE’s purchase of the Questar Pipeline Group from Dominion Questar (the “Q-Pipe Transaction”) after receipt of approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which is currently anticipated in early 2021, for a purchase price of approximately $1.3 billion in cash (the “Q-Pipe Cash Consideration”), subject to certain post-closing adjustments, and the assumption of approximately $430 million of existing long-term debt. On November 2, 2020, BHE delivered the Q-Pipe Cash Consideration to Dominion Questar as required under the Q-Pipe Purchase Agreement, subject to the terms and conditions thereof (including Dominion Questar’s previously disclosed repayment obligation if the Q-Pipe Transaction does not close).

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

3.1	Third Amended and Restated Articles of Incorporation of Berkshire Hathaway Energy Company, effective as of October 27, 2020.

4.1	Sixteenth Supplemental Indenture, dated as of October 29, 2020, by and between Berkshire Hathaway Energy Company and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the 1.650% Senior Notes due 2031 and the 2.850% Senior Notes due 2051.

99.1	Press Release of Berkshire Hathaway Energy Company, dated November 2, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERKSHIRE HATHAWAY ENERGY COMPANY
Date: November 2, 2020
/s/ Calvin D. Haack
Calvin D. Haack
Senior Vice President and Chief Financial Officer